EXHIBIT 10 (i)

                               CONSENT OF COUNSEL

               JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP
                                 SUITE 400 EAST
                       1025 THOMAS JEFFERSON STREET, N.W.
                           WASHINGTON, D.C. 2007-0805
                            TELECOPIER (202) 965-8014

April 30, 1999

American International Life Assurance
Company of New York
80 Pine Street
New York, NY  10005

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 33-58502) filed by American International Life Assurance Company of New York and Variable Account A with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

Very truly yours,
/s/ Jorden Burt Boros Cicchetti Berenson & Johnson

Jorden Burt Boros Cicchetti Berenson & Johnson

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